EXHIBIT 10.1


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     This ASSIGNMENT AND ASSUMPTION AGREEMENT is made, executed and delivered as of the 4 day of November 1999 by and between ASA International, Ltd., a Delaware corporation (the "Buyer"), and Design Data Systems Corporation, a Florida corporation (the "Seller").

                               W I T N E S S E T H

     WHEREAS, by Bill of Sale being executed and delivered by the Seller to the Buyer simultaneously herewith pursuant to an Asset Purchase Agreement between the Seller and the Buyer dated November 4, 1999 (the "Agreement"), the Seller is selling, conveying, assigning, transferring and delivering to the Buyer or its assignee all of the Seller Assets (capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement), for the consideration, in the amount and upon the terms and subject to the conditions contained in the Agreement; and

     WHEREAS, in consideration therefor, the Agreement requires that the Buyer undertake to assume and to agree to perform, pay or discharge the Assumed Liabilities.

     NOW, THEREFORE,

     1. The Seller hereby sells, conveys, assigns, transfers and delivers the Seller Assets (excluding the Replacement Property, as defined in the Assignment dated November 4, 1999 by and among Seller, Buyer and SQL Acquisition LLC) and in consideration of such sale, conveyance, assignment, transfer and delivery, the Buyer hereby undertakes, assumes and agrees to perform, to the extent not heretofore performed, the Assumed Liabilities, as described in Section 1.1(c) of the Agreement.

     2. The assumption by the Buyer of an obligation of the Seller shall not be construed to defeat, impair or limit, in any way, any rights, or remedies of the Buyer to contest or dispute in good faith the validity or amount thereof.

     3. Other than as specifically set forth above, the Buyer assumes no liability of the Seller of any kind, character or description, including without limitation, liabilities based on tort, contract or other claims.

     4. Buyer agrees to defend, indemnify and hold Seller, and its directors, officers, stockholders, agents, employees or consultants, harmless against and in respect of any loss, cost, expense (including expenses of investigation), claim, liability, deficiency, judgment or damage, including reasonable legal and accounting fees and expenses incurred by Seller, its officers, directors, stockholders, agents, employees or consultants, by reason of Buyer's failure to satisfy or discharge in a timely manner any of the Assumed Liabilities. This provision does not affect Buyer's rights and remedies, including without limitation Buyer's indemnification rights pursuant to the Agreement.

     5. This Agreement shall be enforceable against and inure to the benefit of the successors and assigns of the Buyer and shall be enforceable against and inure to the benefit of the successors and assigns of the Seller.

     6. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflicts of law rules.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Buyer and the Seller as of the date first above written to be effective as of the 30th day of September, 1999.

                                     ASA INTERNATIONAL, LTD.


                                     By:  /S/ ALFRED C. ANGELONE

                                     Name:    ALFRED C. ANGELONE

                                     Title:  CHIEF EXECUTIVE OFFICER

Attest:

By:  /S/ BRIAN SALVAGNI

Name:  BRIAN SALVAGNI

Title:  _______________________________



                                     DESIGN DATA SYSTEMS CORPORATION



                                     By:  /S/ MICHAEL R. MELI, PRESIDENT

                                     Name:  MICHAEL R. MELI

                                     Title:  PRESIDENT

Attest:

By:  /S/ BRIAN SALVAGNI

Name:  BRIAN SALVAGNI

Title:  _______________________________